NEWS RELEASE

For Immediate Release
January 25, 2016

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Record Annual Earnings

Charleston, West Virginia - City Holding Company, “the Company” (NASDAQ:CHCO), a $3.7 billion bank holding company headquartered in Charleston, today announced record net income of $54.1 million, or $3.53 per diluted share, for the year ended December 31, 2015. City’s net income increased $1.1 million from 2014 due primarily to the gain recognized from the sale of its insurance operations, “CityInsurance”, effective January 1, 2015. For 2015, the Company achieved a return on assets of 1.52%, a return on tangible equity of 15.8%, a net interest margin of 3.76%, and an efficiency ratio of 53.7%.

For the fourth quarter of 2015 the Company reported net income of $13.5 million, or $0.88 per diluted share. The Company achieved a return on assets of 1.48%, a return on tangible equity of 15.5%, a net interest margin of 3.62%, and an efficiency ratio of 48.6% in the fourth quarter of 2015.

Net Interest Income

The Company’s tax equivalent net interest income decreased $2.4 million, or 2.0%, from $118.2 million in 2014 to $115.8 million in 2015. This decrease is due primarily to a decrease of 25 basis points in the yield on interest-earning assets from 4.39% in 2014 to 4.14% in 2015. During 2015, the Company continued to originate a significant portion of its commercial loans based on WSJ Prime or LIBOR and has elected to maintain fixed rate investment security balances below 15% of total assets. The Company believes that these measures will position its balance sheet to benefit from an increasing rate environment. The Company’s reported net interest margin decreased from 3.98% for the year ended December 31, 2014 to 3.76% for the year ended December 31, 2015. Excluding the favorable impact of the accretion from fair value adjustments on recent acquisitions, the net interest margin would have been 3.54% for the year ended December 31, 2015 and 3.75% for the year ended December 31, 2014. The decrease was primarily caused by loan yields compressing from 4.27% for the year ended December 31, 2014 to 4.05% for the year ended December 31, 2015.

During the fourth quarter of 2015, the Company’s tax equivalent net interest income increased $1.4 million, or 4.9%, to $29.4 million from $28.0 million during the third quarter of 2015. This increase was largely due to City’s acquisition of three branches in Lexington, KY, from American Founders Bank, Inc. (“AFB”) in November 2015. In addition, strong originations of residential real estate loans and investment purchases also contributed to the increase. The Company’s reported net interest margin remained stable at 3.62% for both the third quarter of 2015 and the fourth quarter of 2015. Excluding the favorable impact of the accretion from the fair value adjustments ($1.6 million for the quarter ended December 31, 2015 and $1.1 million for the quarter ended September 30, 2015), the net interest margin would have been 3.42% for the quarter ended December 31, 2015 and 3.48% for the quarter ended September 30, 2015.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased from 0.90% at December 31, 2014 to 0.83% at December 31, 2015. Total non-performing assets increased modestly from $23.9 million at December 31, 2014 to $24.0 million at December 31, 2015. Excluded from these ratios and balances are purchased credit-impaired loans which continue to perform in accordance with the estimated expectations. Such loans would be considered nonperforming loans if any such loan’s performance deteriorates below the initial expectations. Total past due loans decreased from $10.7 million, or 0.40% of total loans outstanding, at December 31, 2014 to $9.2 million, or 0.32% of total loans outstanding, at December 31, 2015. Acquired past due loans represent approximately 18% of total past due loans and have declined $14.8 million, or 90%, since March 31, 2013.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Loan Losses (“ALLL”), the Company recorded a provision for loan losses of $2.8 million in the fourth quarter of 2015 and $7.0 million for the year ended December 31, 2015 compared to $0.4 million and $4.1 million of the comparable periods in 2014. The provision for loan losses recorded in 2015 reflects the impact of several factors, including difficulties encountered by a certain commercial borrower of the Company engaged in the mining and energy sectors (per the North American Industry Classification System (NAICS)) which filed for bankruptcy during 2015, the modest growth in the loan portfolio, and changes in the quality of the portfolio. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio.

Non-interest Income

During 2015, the Company realized investment gains of $2.1 million from the call of trust preferred securities which represented a partial recovery of impairment charges previously recognized. In addition, the Company sold its insurance operations, CityInsurance, effective January 1, 2015, which resulted in a pre-tax gain of $11.1 million. Exclusive of these gains, non-interest income decreased $3.6 million to $54.0 million for the year ended December 31, 2015 as compared to $57.6 million for the year ended December 31, 2014. This decrease was primarily attributable to the sale of CityInsurance which had insurance commission revenues of $6.0 million in 2014. Additionally, service charges decreased $0.3 million, or 1.0%, from $26.6 million in 2014 to $26.3 million in 2015. These decreases were partially offset by an increase in other income of $1.0 million primarily due to mortgage banking activities, an increase of $0.8 million, or 5.5%, in bankcard revenues to $15.9 million, and an increase of $0.5 million, or 11.1%, in trust revenues to $5.1 million.

Exclusive of net investment securities gains, total non-interest income decreased $0.4 million from $14.5 million for the fourth quarter of 2014 to $14.1 million for the fourth quarter of 2015. This decrease was due to the sale of CityInsurance which had insurance commission revenues of $1.2 million in the fourth quarter of 2014. This decrease was partially offset by an increase in other income of $0.2 million, an increase of $0.2 million in trust revenues, and a $0.2 million increase in bankcard revenues.

Non-interest Expenses

During 2015, the Company recognized $0.6 million of acquisition and integration expenses associated with the completed acquisition of three branches from AFB. Excluding acquisition related expenses, noninterest expenses decreased $2.7 million from $95.0 million for the year ended December 31, 2014 to

$92.3 million for the year ended December 31, 2015. Salaries and employee benefits decreased $3.9 million from 2014 largely as a result of the sale of CityInsurance and an overall reduction of retail branch staff. Additionally, advertising expenses decreased $0.8 million from 2014. These decreases were partially offset by increases in other expenses of $1.3 million and repossessed asset losses of $0.7 million. Other expenses increased primarily as a result of the previously disclosed write down of the Company’s partnership investment in Mountaineer Capital LP of $1.45 million in 2015.

Exclusive of acquisition and integration related expenses of $0.3 million, total non-interest expenses decreased $2.2 million, from $23.0 million for the fourth quarter of 2014 to $20.8 million. This decrease was due to a decrease in salaries and employee benefits ($1.2 million) due primarily to the sale of CityInsurance and lower health insurance expenses, other expenses ($0.6 million), and advertising expenses ($0.5 million).

Balance Sheet Trends

Loans increased $211.3 million (8.0%) from December 31, 2014 to $2.86 billion at December 31, 2015 primarily due to the acquisition of three branches from AFB ($114.4 million). Excluding the acquisition of the three branches from AFB, loans increased $96.9 million (3.7%) from December 31, 2014 to $2.75 billion at December 31, 2015. Increases in residential real estate loans of $81.2 million (6.3%) and commercial real estate loans of $47.9 million (4.7%) were partially offset by decreases in commercial and industrial (“C&I”) loans ($23.8 million), home equity loans ($4.8 million), and consumer loans of ($4.2 million).

Total average depository balances increased $146.7 million, or 5.2%, from the quarter ended December 31, 2014 to the quarter ended December 31, 2015. This growth was partially attributable to deposits acquired from the three branches acquired from AFB ($74.8 million). Exclusive of this contribution, the Company had increases in savings deposits ($63.0 million), noninterest-bearing demand deposits ($37.6 million), and interest-bearing demand deposits ($23.2 million) which were partially offset by a decrease in time deposits ($51.9 million).

Income Tax Expense

The Company’s effective income tax rate for the year ended December 31, 2015 was 34.4% compared to 31.4% for the year ended December 31, 2014. During the years ended December 31, 2015 and December 31, 2014, the Company reduced income tax expense by $0.6 million and $1.8 million, respectively, due to the recognition of previously unrecognized tax positions. In addition, as previously noted, the Company sold CityInsurance in the first quarter of 2015. As a result of differences between the book and tax basis of the assets that were sold, the Company’s income tax expense increased by $1.1 million. Exclusive of these items, the Company’s tax rate from operations was 33.6% and 33.8% for the year ended December 31, 2015 and December 31, 2014, respectively.

The Company’s effective income tax rate for the quarter ended December 31, 2015 was 30.0% compared to 29.1% for the quarter ended December 31, 2014. During the quarters ended December 31, 2015, and December 31, 2014, the Company reduced income tax expense by $0.6 million and $1.0 million, respectively, due to the recognition of previously unrecognized tax positions resulting from the close of the statute of limitations for previous tax years. Exclusive of these items, the Company’s tax rate from operations was 33.6% and 33.8% for the quarters ended December 31, 2015 and December 31, 2014, respectively.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 92.8% and the loan to asset ratio was 77.1% at December 31, 2015. The Company maintained investment securities totaling 12.7% of assets as of this date. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 55.7% of assets at December 31, 2015. Time deposits fund 27.4% of assets at December 31, 2015, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company continues to be strongly capitalized. The Company’s tangible equity ratio was 9.3% at December 31, 2015 compared to 9.4% at December 31, 2014. At December 31, 2015, City National Bank’s Leverage Ratio is 8.14%, its Common Equity Tier I ratio is 10.53%, its Tier I Capital ratio is 11.48%, and its Total Risk-Based Capital ratio is 12.28%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory capital designation.

On December 16, 2015, the Board approved a quarterly cash dividend of $0.42 cents per share payable January 29, 2016, to shareholders of record as of January 15, 2016. During the year ended December 31, 2015, the Company repurchased 150,000 common shares at a weighted average price of $46.91 as part of a one million share repurchase plan authorized by the Board of Directors in September 2014. As of December 31, 2015, the Company could repurchase approximately 633,000 shares under the current plan.

As previously reported, effective December 31, 2015, Philip L. McLaughlin resigned as Chairman of the Board of Directors of City Holding Company. The Company’s Board elected C. Dallas Kayser to succeed Mr. McLaughlin as Chairman of the Board.

City Holding Company is the parent company of City National Bank of West Virginia. City National operates 85 branches across West Virginia, Virginia, Kentucky, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (14) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; and (15) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its December 31, 2015 Form 10-K. The Company will continue to evaluate the impact of any subsequent events on the preliminary December 31, 2015 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended December 31,		Percent
	2015	2014	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$29,391	$29,405	(0.05)%
Net Income available to common shareholders	13,515	14,530	(6.99)%
Earnings per Basic Share	0.88	0.95	(7.42)%
Earnings per Diluted Share	0.88	0.95	(7.00)%

Key Ratios (percent):
Return on Average Assets	1.48%	1.69%	(12.05)%
Return on Average Tangible Equity	15.49%	18.26%	(15.14)%
Net Interest Margin	3.62%	3.89%	(6.90)%
Efficiency Ratio	48.55%	52.14%	(6.89)%
Average Shareholders' Equity to Average Assets	11.65%	11.40%	2.21%

Consolidated Risk Based Capital Ratios (a):
CET I	13.65%	*	N/A
Tier I	14.28%	13.36%	6.89%
Total	15.10%	14.19%	6.41%

Tangible Equity to Tangible Assets	9.34%	9.35%	(0.05)%

Common Stock Data:
Cash Dividends Declared per Share	$0.42	$0.40	5.00%
Book Value per Share	27.61	25.79	7.06%
Tangible Book Value per Share	22.36	20.90	6.99%
Market Value per Share:
High	51.12	46.95	8.88%
Low	43.85	41.88	4.70%
End of Period	45.64	46.53	(1.91)%

Price/Earnings Ratio (b)	12.94	12.22	5.95%

	Twelve Months Ended December 31,		Percent
	2015	2014	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$115,856	$118,221	(2.00)%
Net Income available to common shareholders	54,097	52,962	2.14%
Earnings per Basic Share	3.54	3.40	3.96%
Earnings per Diluted Share	3.53	3.38	4.21%

Key Ratios (percent):
Return on Average Assets	1.52%	1.56%	(2.44)%
Return on Average Tangible Equity	15.77%	16.49%	(4.33)%
Net Interest Margin	3.76%	3.98%	(5.69)%
Efficiency Ratio (c)	53.67%	53.72%	(0.09)%
Average Shareholders' Equity to Average Assets	11.64%	11.63%	0.12%

Common Stock Data:
Cash Dividends Declared per Share	1.68	1.60	5.00%
Market Value per Share:
High	51.73	46.95	10.18%
Low	41.76	41.20	1.36%

Price/Earnings Ratio (b)	12.91	13.68	(5.65)%

(a) December 31, 2015 risk-based capital ratios are estimated.
(b) December 31, 2015 price/earnings ratio computed based on annualized fourth quarter 2015 earnings.
(c) The December 31, 2015 YTD efficiency ratio calculation excludes the gain on sale of insurance division.
(*) Basel III CET 1 ratio requirements are effective beginning January 1, 2015 and are not required for prior periods.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2011	$20.39	$20.58	$20.86	$21.05	$26.06	$37.22
2012	21.46	21.63	22.14	22.47	30.96	37.16
2013	23.36	23.52	24.03	24.61	36.07	49.21
2014	25.05	25.45	25.52	25.85	41.20	46.95
2015	26.63	26.92	27.34	27.61	43.85	51.12

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2011	$0.62	$0.65	$0.77	$0.65	$2.68
2012	0.68	0.50	0.71	0.73	2.63
2013	0.51	0.83	0.89	0.84	3.07
2014	0.87	0.81	0.76	0.95	3.40
2015	1.18	0.78	0.69	0.88	3.54

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2011	$0.62	$0.64	$0.76	$0.65	$2.67
2012	0.67	0.50	0.71	0.73	2.61
2013	0.51	0.82	0.88	0.83	3.04
2014	0.86	0.80	0.76	0.95	3.38
2015	1.17	0.78	0.69	0.88	3.53

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended December 31,
	2015	2014

Interest Income
Interest and fees on loans	$29,032	$29,011
Interest on investment securities:
Taxable	2,856	2,969
Tax-exempt	334	302
Total Interest Income	32,222	32,282

Interest Expense
Interest on deposits	2,760	2,792
Interest on short-term borrowings	91	96
Interest on long-term debt	159	153
Total Interest Expense	3,010	3,041
Net Interest Income	29,212	29,241
Provision for loan losses	2,813	384
Net Interest Income After Provision for Loan Losses	26,399	28,857

Non-Interest Income
Gains on sale of investment securities	—	184
Service charges	6,893	6,750
Bankcard revenue	3,923	3,744
Insurance commissions	—	1,238
Trust and investment management fee income	1,547	1,363
Bank owned life insurance	898	778
Gain on sale of insurance division	—	—
Other income	813	612
Total Non-Interest Income	14,074	14,669

Non-Interest Expense
Salaries and employee benefits	11,296	12,489
Occupancy and equipment	2,583	2,449
Depreciation	1,539	1,534
FDIC insurance expense	443	448
Advertising	264	726
Bankcard expenses	778	948
Postage, delivery, and statement mailings	532	549
Office supplies	273	360
Legal and professional fees	662	552
Telecommunications	409	522
Repossessed asset losses, net of expenses	217	27
Merger related expenses	315	—
Other expenses	1,854	2,431
Total Non-Interest Expense	21,165	23,035
Income Before Income Taxes	19,308	20,491
Income tax expense	5,793	5,961
Net Income Available to Common Shareholders	$13,515	$14,530

Distributed earnings allocated to common shareholders	$6,303	$5,996
Undistributed earnings allocated to common shareholders	7,059	8,378
Net earnings allocated to common shareholders	$13,362	$14,374

Average common shares outstanding	15,158	15,096
Effect of dilutive securities:
Employee stock options and warrants	17	86
Shares for diluted earnings per share	15,175	15,182

Basic earnings per common share	$0.88	$0.95
Diluted earnings per common share	$0.88	$0.95
Dividends declared per common share	$0.42	$0.40

Comprehensive Income	$13,134	$13,292

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Twelve months ended December 31,
	2015	2014

Interest Income
Interest and fees on loans	$115,107	$116,658
Interest on investment securities:
Taxable	10,830	11,766
Tax-exempt	1,137	1,142
Total Interest Income	127,074	129,566

Interest Expense
Interest on deposits	10,886	11,012
Interest on short-term borrowings	327	342
Interest on long-term debt	617	606
Total Interest Expense	11,830	11,960
Net Interest Income	115,244	117,606
Provision for loan losses	6,988	4,054
Net Interest Income After Provision for Loan Losses	108,256	113,552

Non-Interest Income
Gains on sale of investment securities	2,130	1,156
Service charges	26,316	26,583
Bankcard revenue	15,894	15,063
Insurance commissions	—	5,978
Trust and investment management fee income	5,124	4,614
Bank owned life insurance	3,374	3,070
Gain on sale of insurance division	11,084	—
Other income	3,284	2,258
Total Non-Interest Income	67,206	58,722

Non-Interest Expense
Salaries and employee benefits	47,847	51,749
Occupancy and equipment	10,277	9,990
Depreciation	6,088	6,087
FDIC insurance expense	1,794	1,647
Advertising	2,446	3,274
Bankcard expenses	3,262	3,555
Postage, delivery, and statement mailings	2,123	2,211
Office supplies	1,350	1,595
Legal and professional fees	2,391	2,049
Telecommunications	1,765	1,876
Repossessed asset losses, net of expenses	1,264	579
Merger related expenses	598	—
Other expenses	11,746	10,429
Total Non-Interest Expense	92,951	95,041
Income Before Income Taxes	82,511	77,233
Income tax expense	28,414	24,271
Net Income Available to Common Shareholders	$54,097	$52,962

Distributed earnings allocated to common shareholders	$25,212	$23,984
Undistributed earnings allocated to common shareholders	28,272	28,416
Net earnings allocated to common shareholders	$53,484	$52,400

Average common shares outstanding	15,123	15,403
Effect of dilutive securities:
Employee stock options and warrants	48	85
Shares for diluted earnings per share	15,171	15,488

Basic earnings per common share	$3.54	$3.40
Diluted earnings per common share	$3.53	$3.38
Dividends declared per common share	$1.68	$1.60

Comprehensive Income	$54,315	$53,793

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholder's Equity
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	December 31, 2015	December 31, 2014

Balance at October 1	$418,767	$391,673

Net income	13,515	14,530
Other comprehensive income:
Change in unrealized gain (loss) on securities available-for-sale	(862)	1,232
Change in underfunded pension liability	481	(2,470)
Cash dividends declared ($0.42/share) and ($0.40/share), respectively	(6,376)	(6,040)
Issuance of stock award shares, net	363	326
Exercise of 9,750 stock options	330	—
Exercise of 1,000 stock options	—	26
Purchase of 150,385 common shares of treasury	(7,055)	—
Purchase of 193,943 common shares of treasury	—	(8,424)
Balance at December 31	$419,163	$390,853

	Twelve Months Ended
	December 31, 2015	December 31, 2014

Balance at January 1	$390,853	$387,623

Net income	54,097	52,962
Other comprehensive income:
Change in unrealized gain (loss) on securities available-for-sale	(263)	3,301
Change in underfunded pension liability	481	(2,470)
Cash dividends declared ($1.68/share) and ($1.60/share), respectively	(25,618)	(24,721)
Issuance of stock award shares, net	1,793	1,535
Exercise of 81,500 stock options	2,979	—
Exercise of 20,000 stock options	—	580
Exercise of 61,796 warrants	1,896	—
Purchase of 150,385 common shares of treasury	(7,055)	—
Purchase of 650,799 common shares of treasury	—	(27,957)
Balance at December 31	$419,163	$390,853

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014

Interest income	$32,222	$30,768	$31,720	$32,364	$32,282
Taxable equivalent adjustment	179	147	144	142	164
Interest income (FTE)	32,401	30,915	31,864	32,506	32,446
Interest expense	3,010	2,910	2,937	2,973	3,041
Net interest income	29,391	28,005	28,927	29,533	29,405
Provision for loan losses	2,813	451	2,836	888	384
Net interest income after provision
for loan losses	26,578	27,554	26,091	28,645	29,021

Noninterest income	14,074	13,706	15,405	24,021	14,669
Noninterest expense	21,165	25,377	23,244	23,165	23,035
Income before income taxes	19,487	15,883	18,252	29,501	20,655
Income tax expense	5,793	5,129	6,125	11,367	5,961
Taxable equivalent adjustment	179	147	144	142	164
Net income	$13,515	$10,607	$11,983	$17,992	$14,530

Allocated to common shareholders:
Distributed earnings	$6,303	$6,362	$6,344	$6,315	$5,996
Undistributed earnings	7,059	4,125	5,505	11,468	8,378
Net earnings allocated to common shareholders	$13,362	$10,487	$11,849	$17,783	$14,374

Average common shares outstanding	15,158	15,178	15,104	15,067	15,096
Effect of dilutive securities:
Employee stock options and warrants	17	20	23	82	86
Shares for diluted earnings per share	15,175	15,198	15,127	15,149	15,182

Basic earnings per common share	$0.88	$0.69	$0.78	$1.18	$0.95
Diluted earnings per common share	0.88	0.69	0.78	1.17	0.95

Cash dividends declared per share	0.42	0.42	0.42	0.42	0.40

Net Interest Margin	3.62%	3.62%	3.82%	3.99%	3.89%

Interest Income from Accretion Related to Fair
Value Adjustments Recorded as a
Result of Acquisition:	$1,572	$1,056	$1,607	$2,450	$1,307

Net Interest Margin (excluding accretion)	3.42%	3.48%	3.60%	3.66%	3.71%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014

Non-Interest Income:
Service charges	$6,893	$6,907	$6,589	$5,927	$6,750
Bankcard revenue	3,923	3,895	4,002	4,074	3,744
Insurance commissions	—	—	—	—	1,238
Trust and investment management fee income	1,547	1,176	1,201	1,200	1,363
Bank owned life insurance	898	929	783	764	778
Gain on sale of insurance division	—	—	—	11,084	—
Other income	813	799	714	958	612
Subtotal	14,074	13,706	13,289	24,007	14,485
Gain (loss) on sale of investment securities	—	—	2,116	14	184
Total Non-Interest Income	$14,074	$13,706	$15,405	$24,021	$14,669

Non-Interest Expense:
Salaries and employee benefits	$11,296	$12,179	$12,193	$12,179	$12,489
Occupancy and equipment	2,583	2,575	2,529	2,590	2,449
Depreciation	1,539	1,522	1,516	1,511	1,534
FDIC insurance expense	443	456	445	450	448
Advertising	264	777	701	704	726
Bankcard expenses	778	785	829	870	948
Postage, delivery and statement mailings	532	523	507	561	549
Office supplies	273	384	347	346	360
Legal and professional fees	662	620	542	567	552
Telecommunications	409	418	463	475	522
Repossessed asset losses, net of expenses	217	492	335	220	27
Merger related expenses	315	175	108	—	—
Other expenses	1,854	4,471	2,729	2,692	2,431
Total Non-Interest Expense	$21,165	$25,377	$23,244	$23,165	$23,035

Employees (Full Time Equivalent)	853	828	844	845	889
Branch Locations	85	82	82	82	82

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	December 31, 2015	December 31, 2014
	(Unaudited)
Assets
Cash and due from banks	$58,829	$138,503
Interest-bearing deposits in depository institutions	11,284	9,725
Federal funds sold	—	—
Cash and cash equivalents	70,113	148,228

Investment securities available-for-sale, at fair value	369,466	254,043
Investment securities held-to-maturity, at amortized cost	88,937	90,786
Other securities	12,915	9,857
Total investment securities	471,318	354,686

Gross loans	2,863,327	2,652,066
Allowance for loan losses	(20,044)	(20,150)
Net loans	2,843,283	2,631,916

Bank owned life insurance	97,919	95,116
Premises and equipment, net	77,271	77,988
Accrued interest receivable	7,432	6,826
Net deferred tax assets	30,781	36,766
Intangible assets	79,792	74,198
Other assets	34,144	35,909
Total Assets	$3,712,053	$3,461,633

Liabilities
Deposits:
Noninterest-bearing	$621,073	$545,465
Interest-bearing:
Demand deposits	679,735	639,932
Savings deposits	765,611	660,727
Time deposits	1,017,556	1,026,663
Total deposits	3,083,975	2,872,787
Short-term borrowings
Customer repurchase agreements	141,869	134,931
Long-term debt	16,495	16,495
Other liabilities	37,551	46,567
Total Liabilities	3,292,890	3,070,780

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	—	—
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at December 31, 2015 and December 31, 2014
less 3,319,067 and 3,345,590 shares in treasury, respectively	46,249	46,249
Capital surplus	106,269	107,370
Retained earnings	390,690	362,211
Cost of common stock in treasury	(120,104)	(120,818)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	927	1,190
Underfunded pension liability	(4,868)	(5,349)
Total Accumulated Other Comprehensive Loss	(3,941)	(4,159)
Total Stockholders' Equity	419,163	390,853
Total Liabilities and Stockholders' Equity	$3,712,053	$3,461,633

CITY HOLDING COMPANY AND SUBSIDIARIES
Investment Portfolio
(Unaudited) ($ in 000s)

		Credit-Related
		Net Investment
		Impairment
		Losses Through	Unrealized
	Original Cost	December 31, 2015	Gains (Losses)	Carrying Value
US Government Agencies	$5	—	$—	$5
Mortgage Backed Securities	374,092	—	273	374,365
Municipal Bonds	49,725	—	972	50,697
Pooled Bank Trust Preferreds	18,381	(16,571)	35	1,845
Single Issuer Bank Trust Preferreds,
Subdebt of Financial Institutions, and
Bank Holding Company Preferred Stocks	27,548	(15)	(827)	26,706
Money Markets and Mutual Funds	1,525	—	(13)	1,512
Federal Reserve Bank and FHLB stock	12,915	—	—	12,915
Community Bank Equity Positions	3,715	(1,584)	1,142	3,273
Total Investments	$487,906	$(18,170)	$1,582	$471,318

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014

Residential real estate (1)	$1,383,133	$1,358,083	$1,325,453	$1,303,258	$1,294,576
Home equity - junior liens	147,036	144,748	143,772	143,670	145,604
Commercial and industrial	165,887	124,495	142,065	132,127	140,548
Commercial real estate (2)	1,127,827	1,029,103	1,032,333	1,011,777	1,028,831
Consumer	36,083	36,751	37,555	38,436	39,705
DDA overdrafts	3,361	3,258	3,279	3,203	2,802
Gross Loans	$2,863,327	$2,696,438	$2,684,457	$2,632,471	$2,652,066

Construction loans included in:
(1) - Residential real estate loans	$13,135	$14,765	$15,412	$17,459	$22,992
(2) - Commercial real estate loans	12,599	11,970	4,043	30,554	28,652

CITY HOLDING COMPANY AND SUBSIDIARIES
Acquisition Activity - Accretion
(Unaudited) ($ in 000s)

The following table presents the actual and forecasted accretion related to the fair value adjustments on net interest income recorded as a result of the Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Bank, Inc. ("AFB") acquisitions:

	Virginia Savings		Community		AFB
	Loan	Certificates of	Loan	Certificates of	Loan	Certificates of
Year Ended:	Accretion (a)	Deposits (a)	Accretion (a)	Deposits (a)	Accretion (a)	Deposits (a)	Total

1Q 2015	$123	$129	$2,158	$40	$—	$—	$2,450
2Q 2015	189	129	1,249	40	—	—	1,607
3Q 2015	245	129	642	40	—	—	1,056
4Q 2015	138	129	1,226	40	28	11	1,572
2016	299	497	1,183	43	286	52	2,360
2017	161	—	939	4	256	11	1,371
2018	99	—	712	—	234	—	1,045

a - 2015 amounts are based on actual results. 2016, 2017 and 2018 amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment and discount rates. Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended December 31,
		2015			2014
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,518,581	$14,763	3.86%	$1,426,501	$14,107	3.92%
Commercial, financial, and agriculture (2)	1,230,907	13,034	4.20%	1,169,045	13,074	4.44%
Installment loans to individuals (2), (3)	39,865	750	7.46%	43,561	1,272	11.59%
Previously securitized loans (4)	***	485	***	***	558	***
Total loans	2,789,354	29,032	4.13%	2,639,106	29,011	4.36%
Securities:
Taxable	387,048	2,856	2.93%	322,871	2,969	3.65%
Tax-exempt (5)	37,818	513	5.38%	30,775	466	6.01%
Total securities	424,866	3,369	3.15%	353,646	3,435	3.85%
Deposits in depository institutions	9,562	—	—%	9,948	—	—%
Total interest-earning assets	3,223,782	32,401	3.99%	3,002,700	32,446	4.29%
Cash and due from banks	117,290			138,946
Bank premises and equipment	75,729			78,740
Other assets	248,693			246,507
Less: Allowance for loan losses	(21,101)			(21,010)
Total assets	$3,644,393			$3,445,883

Liabilities:
Interest-bearing demand deposits	$650,523	$126	0.08%	$619,736	$136	0.09%
Savings deposits	732,129	192	0.10%	642,938	187	0.12%
Time deposits (2)	1,004,296	2,442	0.96%	1,030,010	2,468	0.95%
Short-term borrowings	165,996	91	0.22%	150,205	98	0.26%
Long-term debt	16,495	159	3.82%	16,495	152	3.66%
Total interest-bearing liabilities	2,569,439	3,010	0.46%	2,459,384	3,041	0.49%
Noninterest-bearing demand deposits	609,350			556,937
Other liabilities	41,151			36,896
Stockholders' equity	424,453			392,666
Total liabilities and shareholders' equity	$3,644,393			$3,445,883
Net interest income		$29,391			$29,405
Net yield on earning assets			3.62%			3.89%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings") and Community Financial Corporation ("Community"):

	Three Months Ended December 31, 2015
	Virginia
	Savings	Community	AFB	Total
Residential real estate	$78	$109	$9	$196
Commercial, financial, and agriculture	36	1,093	17	1,146
Installment loans to individuals	24	24	2	50
Time deposits	129	40	11	180
	$267	$1,266	$39	$1,572

	Three Months Ended December 31, 2015
	Virginia
	Savings	Community	Total
Residential real estate	$66	$94	$160
Commercial, financial, and agriculture	80	751	831
Installment loans to individuals	41	88	129
Time deposits	135	52	187
	$322	$985	$1,307

(3) Includes the Company's consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully Federal tax-equivalent basis, assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Twelve Months Ended December 31,
		2015			2014
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,474,631	$57,692	3.91%	$1,384,677	$55,627	4.02%
Commercial, financial, and agriculture (2)	1,175,707	51,660	4.39%	1,163,449	54,288	4.67%
Installment loans to individuals (2), (3)	40,966	3,959	9.66%	45,470	4,556	10.02%
Previously securitized loans (4)	***	1,796	***	***	2,187	***
Total loans	2,691,304	115,107	4.28%	2,593,597	116,658	4.50%
Securities:
Taxable	352,296	10,830	3.07%	337,440	11,766	3.49%
Tax-exempt (5)	31,389	1,749	5.57%	28,464	1,757	6.17%
Total securities	383,685	12,579	3.28%	365,904	13,523	3.70%
Deposits in depository institutions	9,733	—	—%	9,205	—	—%
Total interest-earning assets	3,084,722	127,686	4.14%	2,968,706	130,181	4.39%
Cash and due from banks	180,965			130,183
Bank premises and equipment	76,136			80,459
Other assets	243,905			246,618
Less: Allowance for loan losses	(20,995)			(21,148)
Total assets	$3,564,733			$3,404,818

Liabilities:
Interest-bearing demand deposits	$644,961	$505	0.08%	$614,489	$615	0.10%
Savings deposits	706,926	712	0.10%	632,510	784	0.12%
Time deposits (2)	1,005,232	9,669	0.96%	1,046,925	9,613	0.92%
Short-term borrowings	145,199	327	0.23%	133,769	342	0.26%
Long-term debt	16,495	617	3.74%	16,495	606	3.67%
Total interest-bearing liabilities	2,518,813	11,830	0.47%	2,444,188	11,960	0.49%
Noninterest-bearing demand deposits	590,424			531,061
Other liabilities	40,445			33,629
Stockholders' equity	415,051			395,940
Total liabilities and shareholders' equity	$3,564,733			$3,404,818
Net interest income		$115,856			$118,221
Net yield on earning assets			3.76%			3.98%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings") and Community Financial Corporation ("Community"):

	Twelve Months Ended December 31, 2015
	Virginia
	Savings	Community	AFB	Total
Residential real estate	$324	$560	$9	$893
Commercial, financial, and agriculture	273	4,540	17	4,830
Installment loans to individuals	98	175	2	275
Time deposits	516	160	11	687
	$1,211	$5,435	$39	$6,685

	Twelve Months Ended December 31, 2015
	Virginia
	Savings	Community	Total
Residential real estate	$427	$457	$884
Commercial, financial, and agriculture	504	3,900	4,404
Installment loans to individuals	154	561	715
Time deposits	535	250	785
	$1,620	$5,168	$6,788

(3) Includes the Company's consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully Federal tax-equivalent basis, assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2015 (a)	2015	2015	2015	2014
Tier I Capital:
Stockholders' equity	$419,163	$418,767	$411,240	$405,075	$390,853
Goodwill and other intangibles	(77,484)	(69,103)	(69,153)	(69,227)	(74,011)
Accumulated other comprehensive loss	3,941	3,560	4,892	3,253	4,159
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Excess deferred tax assets	—	—	—	(1,564)	(3,838)
Total tier I capital	$361,620	$369,224	$362,979	$353,537	$333,163
Qualifying trust preferred stock	$(16,000)	$(16,000)	$(16,000)	$(16,000)	*
Total CET I capital	$345,620	$353,224	$346,979	$337,537	*

Total Risk-Based Capital:
Tier I capital	$361,620	$369,224	$362,979	$353,537	$333,163
Qualifying allowance for loan losses	20,044	20,941	20,809	20,179	20,150
Unrealized gain on securities	516	447	600	704	560
Total risk-based capital	$382,180	$390,612	$384,388	$374,420	$353,873

Net risk-weighted assets	$2,531,647	$2,449,191	$2,448,848	$2,404,331	$2,493,078

Ratios:
Average stockholders' equity to average assets	11.65%	11.90%	11.54%	11.48%	11.40%
Tangible capital ratio	9.34%	10.14%	9.89%	9.60%	9.35%
Risk-based capital ratios:
CET I capital	13.65%	14.42%	14.17%	14.04%	*
Tier I capital	14.28%	15.08%	14.82%	14.7%	13.36%
Total risk-based capital	15.10%	15.95%	15.7%	15.57%	14.19%
Leverage capital	10.15%	10.71%	10.38%	10.23%	9.89%

(a) December 31, 2015 risk-based capital ratios are estimated.
(*) Basel III CET 1 ratio requirements are effective beginning January 1, 2015 and are not required prior periods.

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014

Intangibles, net	$79,792	$70,653	$70,779	$70,964	$74,198
Intangibles amortization expense	151	126	185	214	236

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014

Balance at beginning of period	$20,941	$20,809	$20,179	$20,150	$20,487

Charge-offs:
Commercial and industrial	(3,148)	89	(1,898)	(94)	7
Commercial real estate	(303)	(1)	61	(337)	(260)
Residential real estate	(386)	(229)	(272)	(257)	(414)
Home equity	(76)	(128)	(17)	(91)	(21)
Consumer	(39)	(28)	(69)	(74)	(17)
DDA overdrafts	(376)	(414)	(313)	(311)	(363)
Total charge-offs	(4,328)	(711)	(2,508)	(1,164)	(1,068)

Recoveries:
Commercial and industrial	2	45	9	18	4
Commercial real estate	317	18	23	8	19
Residential real estate	69	66	54	10	96
Home equity	—	—	—	—	—
Consumer	32	75	51	28	32
DDA overdrafts	198	188	165	241	196
Total recoveries	618	392	302	305	347

Net charge-offs	(3,710)	(319)	(2,206)	(859)	(721)
Provision for (recovery of) acquired loans	32	(24)	299	246	148
Provision for loan losses	2,781	475	2,537	642	236
Balance at end of period	$20,044	$20,941	$20,809	$20,179	$20,150

Loans outstanding	$2,863,327	$2,696,438	$2,684,457	$2,632,471	$2,652,066
Average loans outstanding	2,789,354	2,679,429	2,658,484	2,636,400	2,639,106

Allowance as a percent of loans outstanding	0.70%	0.78%	0.78%	0.77%	0.76%
Allowance as a percent of non-performing loans	114.91%	95.81%	130.98%	121.81%	128.10%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.53%	0.05%	0.33%	0.13%	0.11%
Net charge-offs, excluding overdraft deposit
accounts, (annualized) as a percent of average
loans outstanding	0.51%	0.01%	0.31%	0.12%	0.08%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014

Nonaccrual loans	$16,949	$21,407	$15,623	$16,182	$15,307
Accruing loans past due 90 days or more	494	449	264	384	423
Total non-performing loans	17,443	21,856	15,887	16,566	15,730
Other real estate owned	6,519	6,026	6,729	8,771	8,180
Total non-performing assets	$23,962	$27,882	$22,616	$25,337	$23,910

Non-performing assets as a percent of loans
and other real estate owned	0.83%	1.03%	0.84%	0.96%	0.90%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Troubled Debt Restructurings
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014

Residential real estate	$17,987	$18,154	$19,021	$19,067	$18,492
Home equity - junior liens	2,693	2,746	2,662	2,741	2,688
Commercial and industrial	58	62	66	70	73
Commercial real estate	529	1,921	1,872	1,894	2,263
Consumer	—	—	—	—	—
Total	$21,267	$22,883	$23,621	$23,772	$23,516

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	Originated
	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014

Residential real estate	$5,871	$4,813	$4,107	$4,326	$5,164
Home equity - junior liens	393	548	393	543	746
Commercial and industrial	62	4	600	113	310
Commercial real estate	779	1,183	536	299	479
Consumer	106	89	82	122	197
DDA overdrafts	313	330	327	215	318
Total past due loans	$7,524	$6,967	$6,045	$5,618	$7,214

	Acquired
	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014

Residential real estate	$739	$709	$1,163	$1,792	$714
Home equity - junior liens	13	10	5	86	2
Commercial and industrial	97	351	14	490	143
Commercial real estate	701	2,439	2,179	2,018	2,372
Consumer	90	129	175	150	221
DDA overdrafts	—	—	—	—	—
Total past due loans	$1,640	$3,638	$3,536	$4,536	$3,452

	Total
	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014

Residential real estate	$6,610	$5,522	$5,270	$6,118	$5,878
Home equity - junior liens	406	558	398	629	748
Commercial and industrial	159	355	614	603	453
Commercial real estate	1,480	3,622	2,715	2,317	2,851
Consumer	196	218	257	272	418
DDA overdrafts	313	330	327	215	318
Total past due loans	$9,164	$10,605	$9,581	$10,154	$10,666

Total past due loans as a percent of loans outstanding	0.32%	0.39%	0.36%	0.39%	0.40%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Purchased Credit Impaired Loans
(Unaudited) ($ in 000s)

	Virginia Savings Acquisition
	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014

Contractual required principal and interest	$1,965	$2,149	$2,376	$2,419	$2,407
Carrying value	1,707	1,861	1,984	1,979	1,964

	Community Acquisition
	December 31	September 30	June 30	March 31	December 31
	2015	2015	2015	2015	2014

Contractual required principal and interest	$16,362	$17,834	$18,546	$20,189	$23,277
Carrying value	12,899	13,400	13,958	14,627	15,365